Exhibit 99.1

2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com	Press Release

FRANKLINCOVEY ANNOUNCES FISCAL 2009 SECOND QUARTER RESULTS

Salt Lake City, Utah – April 9, 2009 – Franklin Covey Co. (NYSE: FC), a global provider of training and consulting services, today announced financial results for its fiscal second quarter ended February 28, 2009.  Reported net sales for the quarter totaled $29.9 million, compared to $75.1 million in the second quarter of fiscal 2008.  The vast majority of this decline was attributable to the sale of the Company’s Consumer Solutions Business Unit (CSBU) operations and the resulting reduction in product sales.  The net loss totaled $0.6 million, or $(0.05) per share, compared to net income of $3.0 million, or $0.15 per diluted share, in the second quarter of fiscal 2008.

The Company’s financial results are difficult to compare to the corresponding quarter of the prior year due to the sale of its CSBU.  Effective July 6, 2008, the CSBU was sold to a new private equity-funded entity known as Franklin Covey Products, LLC. The CSBU was primarily responsible for sales of the Company’s consumer products, including the popular Franklin Planner®, binders, and related accessories, to consumers and small businesses through retail, wholesale, Internet, and call center channels.  Due to the Company’s 19.5 percent voting interest and continuing involvement with Franklin Covey Products, LLC, the Company is not presenting the financial results of the CSBU in a discontinued operations format.

“We anticipated that our results would build momentum as the year progressed.  Our second quarter results were largely in line with our expectations, although our domestic facilitator business and international licensee revenues came in slightly lower than planned.  While we are not immune to the impact of weak economic conditions, we have strong bookings for the third and fourth quarters, and combined with the significant cost reduction initiatives we have implemented, we continue to expect a significant improvement in our profitability in the second half of the year,” said Bob Whitman, Chairman and Chief Executive Officer of Franklin Covey. “While we expect the economic climate to remain challenging, we are working harder than ever to demonstrate that our services are especially relevant as companies seek to maximize productivity, customer loyalty, and sales force effectiveness during these difficult times.”

Sales from the Company’s Organizational Solutions Business Unit, which primarily consist of training and consulting sales, decreased $7.8 million compared to the prior year.  Domestic sales declined by $5.1 million, primarily due to weak economic conditions, which impacted facilitator sales, the number of booked site events, and sales force performance training revenues.  Additionally, domestic sales were affected by planned decreases in the number of public programs offered during the quarter.  International sales declined by $2.8 million due to a large intellectual property contract delivered in the second quarter of fiscal 2008 that did not repeat in fiscal 2009, lower sales in certain countries in which the Company operates directly owned offices, and decreased licensee royalty revenues.

Earnings Conference Call
On Thursday, April 9, 2009 at 5:00 p.m. Eastern time (3:00 p.m. Mountain time) Franklin Covey will host a conference call to review its financial results for the fiscal quarter ended February 28, 2009.  Interested persons may participate by dialing 1-888-396-2298 (International participants may dial 1-617-847-8708), access code: 60817610.  Alternatively, a webcast will be accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=2150142.  Due to the length of this address this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.  A replay will be available through 11:59 p.m. Eastern time on April 16, 2009 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 66849530.  The webcast will remain accessible through April 16, 2009 on the Investor Relations area of the Company’s web site at: http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

Forward-Looking Statements
This press release contains forward-looking statements related to, among other things, our bookings and our profitability.  These statements are made pursuant to the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon management's current expectations and are subject to various risks and uncertainties including, but not limited to: expected sales; reductions in capital requirements and cost structure;  general economic conditions; market acceptance of new products or services and marketing strategies; the ability to achieve sustainable growth in future periods; the expected impact of the Company’s restructuring plan; and other factors identified and discussed in the Company's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

About Franklin Covey Co.
Franklin Covey Co. (NYSE:FC) (www.franklincovey.com), is a global provider of training and consulting services in the areas of leadership, productivity, strategy execution, customer loyalty, trust, sales performance, government, education and individual effectiveness.  Clients include 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small- and mid-sized businesses, as well as numerous government entities and educational institutions.  Franklin Covey Co. has 40 direct and licensee offices providing professional services in 147 countries.

On July 6, 2008, Franklin Covey Co. sold its Consumer Solutions Business Unit (CSBU) to a new private equity-funded entity known as FranklinCovey Products, LLC, (www.franklinplanner.com) the exclusive, worldwide licensee of the FranklinCovey™ brand. FranklinCovey Products sells the popular Franklin Planner, binders and other related productivity and organizational tools and accessories to consumers and small businesses through retail, wholesale, Internet and call center channels.  Franklin Covey Co. has retained a 19.5 percent voting interest in FranklinCovey Products, LLC. Franklin Covey Co. also uses the FranklinCovey brand in all of its global training and consulting services.  For more information, please visit www.franklincovey.com.

Investor Contact: FranklinCovey Steve Young 801-817-1776 investor.relations@franklincovey.com	or	ICR, LLC Kate Messmer 203-682-8338 kate.messmer@icrinc.com	Media Contact: FranklinCovey Debra Lund Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.

CONDENSED CONSOLIDATED INCOME STATEMENTS
( in thousands, except per share amounts )

	Quarter Ended		Two Quarters Ended
	February 28,	March 1,	February 28,	March 1,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$29,903	$75,127	$64,984	$148,702

Cost of sales	11,220	28,325	24,604	55,908
Gross profit	18,683	46,802	40,380	92,794

Selling, general, and administrative	20,253	37,652	40,864	76,424
Depreciation	906	1,532	1,809	2,911
Amortization	903	901	1,804	1,800
Income (loss) from operations	(3,379)	6,717	(4,097)	11,659

Equity in earnings of equity investee	224	-	224	-
Interest expense, net	(744)	(746)	(1,519)	(1,648)
Income before income taxes	(3,899)	5,971	(5,392)	10,011

Income taxes benefit (provision)	3,266	(2,924)	4,190	(4,972)
Net income (loss)	$(633)	$3,047	$(1,202)	$5,039

Net income per share available to common shareholders
Basic	$(0.05)	$0.16	$(0.09)	$0.26
Diluted	$(0.05)	$0.15	$(0.09)	$0.25

Weighted average common shares
Basic	13,385	19,510	13,381	19,495
Diluted	13,385	19,805	13,381	19,782

Sales Detail by Category:
Training and consulting services	$25,566	$33,828	$56,047	$68,027
Products	3,431	40,702	7,112	79,505
Leasing	906	597	1,825	1,170
Total	$29,903	$75,127	$64,984	$148,702

Sales Detail by Business Unit:
Domestic	$18,373	$23,429	$39,099	$47,394
International	10,624	13,397	24,060	26,964
Total Organizational Solutions Business Unit	28,997	36,826	63,159	74,358

Retail Stores	-	17,628	-	30,762
Catalog / e-commerce	-	13,574	-	28,386
Wholesale	-	2,921	-	7,181
CSBU International	-	2,902	-	5,574
Other	-	679	-	1,271
Total Consumer Solutions Business Unit	-	37,704	-	73,174

Leasing	906	597	1,825	1,170
Total	$29,903	$75,127	$64,984	$148,702